UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

CHURCHILL DOWNS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Kentucky	001-33998	61-0156015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 636-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 31, 2012, the Illinois Legislature passed Senate Bill 1849 (“SB 1849”). Among other changes to Illinois law, if SB 1849 is signed by the Governor of the State of Illinois, it will allow the existing racetracks in Illinois to install and operate Class III slot machines. Churchill Downs Incorporated (the “Company”) owns Arlington Park located in Arlington Heights, Illinois, and Quad City Downs located in East Moline, Illinois, which pursuant to SB 1849 would be allowed to operate up to 1,200 machines and 900 machines respectively. The operation of slot machines at Arlington Park and/or Quad City Downs is subject to certain licensing and other conditions as provided by SB 1849.

The ultimate outcome of whether SB 1849 will become law in its current form or whether the Company will operate slot machines at Arlington Park and/or Quad City Downs cannot be determined at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

June 4, 2012	By:	/s/ William E. Mudd
	Name:	William E. Mudd
	Title:	Executive Vice President and Chief Financial Officer